Exhibit 1.1

EXECUTION COPY

SECOND AMENDED AND RESTATED SALES AGENCY FINANCING AGREEMENT

THIS SECOND AMENDED AND RESTATED SALES AGENCY FINANCING AGREEMENT (this “Agreement”), dated as of July 31, 2013, among EQUITY RESIDENTIAL, a Maryland real estate investment trust (“EQR”), ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (“ERP”, and together with EQR, the “Transaction Entities”), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“Merrill Lynch”).

W I T N E S S E T H:

WHEREAS, EQR previously has authorized the issuance and sale of up to 17,000,000 Common Shares (as defined herein) (the “Original Program Amount”) pursuant to those certain Sales Agency Financing Agreements, each dated September 28, 2009 (the “Original Sales Agency Agreements”), by and among the Transaction Entities and each of Merrill Lynch, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (formerly Morgan Stanley & Co. Incorporated), as sales agents;

WHEREAS, EQR previously had authorized an increase in the Original Program Amount and had authorized the issuance and sale of up to 10,000,000 Common Shares, including the 4,312,522 Common Shares that were unsold under the Original Sales Agency Agreements (the “Amended Program Amount”), pursuant to those certain Amended and Restated Sales Agency Financing Agreements, each dated February 3, 2011, by and among the Transaction Entities and each of Merrill Lynch, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (formerly Morgan Stanley & Co. Incorporated), as sales agents (collectively, the “Amended and Restated Sales Agency Agreements”), and the Sales Agency Financing Agreement, dated February 3, 2011, by and among the Transaction Entities and BNY Mellon Capital Markets, LLC, as sales agent, (together with the Amended and Restated Sales Agency Agreements, the “February 2011 Sales Agency Agreements”);

WHEREAS, EQR has issued and sold an aggregate of 4,001,605 Common Shares pursuant to the February 2011 Sales Agency Agreements;

WHEREAS, EQR has authorized an increase in the Amended Program Amount and has authorized the issuance and sale of up to 13,000,000 Common Shares, including 5,998,395 Common Shares that were unsold under the February 2011 Sales Agency Agreements (the “Maximum Program Amount”), pursuant to those certain Sales Agency Agreements (as defined below);

WHEREAS, Merrill Lynch has been appointed by EQR as its agent to sell the Program Shares (as defined herein) and agrees to use its commercially reasonable efforts to sell the Program Shares offered by EQR upon the terms and subject to the conditions contained herein; and

WHEREAS, concurrently with the execution hereof, the Transaction Entities are also amending and restating each of the other February 2011 Sales Agency Agreements (each a “New Alternative Sales Agency Agreement” and, collectively, the “New Alternative Sales Agency Agreements”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC (formerly Morgan Stanley & Co. Incorporated), and BNY Mellon Capital Markets, LLC to reflect the appointment by EQR of Scotia Capital (USA) Inc. as one of its agents to sell the Program Shares and to make certain updating amendments consistent with the terms of this Agreement. The Transaction Entities are also entering into a Sales Agency Financing Agreement, dated as of even date herewith, with Scotia Capital (USA) Inc. (the “Scotiabank Sales Agency Agreement”) for the issuance and sale from time to time through Scotia Capital (USA) Inc. of Program Shares on the terms set forth in the Scotiabank Sales Agency Agreement. This Agreement, the New Alternative Sales Agency Agreements and the Scotiabank Sales Agency Agreement are collectively referred to herein as the “Sales Agency Agreements.” The aggregate number of Program Shares to be issued and sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount.

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Acquired Assets” has the meaning set forth in Section 3.09

“Acquisition” has the meaning set forth in Section 3.09.

“Actual Sold Amount” means the number of Issuance Shares that Merrill Lynch has sold during the Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Sales Agent(s)” shall mean J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC (formerly Morgan Stanley & Co. Incorporated), BNY Mellon Capital Markets, LLC and Scotia Capital (USA) Inc.

“Amended and Restated Sales Agency Agreements” has the meaning set forth in the Recitals.

“Amended Program Amount” has the meaning set forth in the Recitals.

“Applicable Time” means the time of sale of any Program Shares pursuant to this Agreement.

“Archstone” has the meaning set forth in Section 3.09.

“AVB” has the meaning set forth in Section 3.09.

“Average Daily Trading Volume” shall have the definition given for “ADTV” in Regulation M promulgated by the Commission and as in effect on the date hereof.

“Base Prospectus” has the meaning set forth in Section 3.01.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comfort Letter Request Date” has the meaning set forth in Section 4.08.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which Merrill Lynch and the Alternative Sales Agents in the aggregate shall have sold the Maximum Program Amount pursuant to the Sales Agency Agreements, (y) the date this Agreement is terminated pursuant to Article VII and (z) July 30, 2016.

“Common Shares” shall mean EQR’s common shares of beneficial interest, par value $.01 per share.

“Environmental Laws” has the meaning set forth in Section 3.35.

“EQR” has the meaning set forth in the Preamble.

“ERP” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” has the meaning set forth in Section 3.26.

“FCPA” has the meaning set forth in Section 3.44.

“February 2011 Sales Agency Agreements” has the meaning set forth in the Recitals.

“Floor Price” means the minimum price per share set by EQR in the Issuance Notice below which Merrill Lynch shall not sell Program Shares during the Selling Period, which may be adjusted by EQR at any time during the Selling Period and which in no event shall be less than $1.00.

“GAAP” has the meaning set forth in Section 3.08.

“General Disclosure Package” has the meaning set forth in Section 3.02.

“Governmental License” has the meaning set forth in Section 3.25.

“Grant Date” has the meaning set forth in Section 3.10.

“Hazardous Materials” has the meaning set forth in Section 3.35.

“Issuance” means each occasion EQR elects to exercise its right to deliver an Issuance Notice requiring Merrill Lynch to use its commercially reasonable efforts to sell Program Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the number of Issuance Shares to be sold by Merrill Lynch with respect to any Issuance.

“Issuance Date” means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Notice” means a written notice to Merrill Lynch delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Shares” means all Program Shares issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Supplement” has the meaning set forth in Section 3.01.

“Issuer Free Writing Prospectus” has the meaning set forth in Section 3.05.

“Material Adverse Effect” means a material adverse effect on the financial condition or in the earnings, assets, business affairs or business prospects of the Transaction Entities and their respective subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business, or any material adverse effect on the Transaction Entities’ ability to consummate the transactions contemplated by, or to execute, deliver and perform their obligations under, this Agreement.

“Maximum Program Amount” has the meaning set forth in the Recitals.

“Merrill Lynch” has the meaning set forth in the Preamble.

“Money Laundering Laws” has the meaning set forth in Section 3.43.

“New Alternative Sales Agency Agreement(s)” has the meaning set forth in the Recitals.

“OFAC” has the meaning set forth in Section 3.45.

“Officer’s Certificate Request Date” has the meaning set forth in Section 4.09.

“Opinion Request Date” has the meaning set forth in Section 4.07.

“Original Program Amount” has the meaning set forth in the Recitals.

“Original Sales Agency Agreements” has the meaning set forth in the Recitals.

“Other Awards” has the meaning set forth in Section 3.10.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Preferred Shares” has the meaning set forth in Section 3.12.

“Principal Market” means the New York Stock Exchange.

“Program Shares” means Common Shares issued or issuable pursuant to the Sales Agency Agreements.

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” has the meaning set forth in Section 5.01(k).

“Registration Statement” has the meaning set forth in Section 3.01.

“Registration Statement Amendment Date” has the meaning set forth in Section 4.07.

“Regulation S-X” has the meaning set forth in Section 3.08.

“Renewal Deadline” has the meaning set forth in Section 4.01.

“Representation Date” has the meaning set forth in the preamble to Article III.

“Request Date” means each Comfort Letter Request Date, each Officer’s Certificate Request Date and each Opinion Request Date.

“Rule 462 Registration Statement” has the meaning set forth in Section 3.01.

“Sales Agency Agreements” has the meaning set forth in the Recitals.

“Sales Price” means the actual sale execution price of each Program Share sold by Merrill Lynch on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.42.

“Scotiabank Sales Agency Agreement” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” has the meaning set forth in Section 3.01.

“Selling Commission” means at a mutually agreed rate, not to exceed 2.0%, of the Sales Price of Program Shares sold during a Selling Period.

“Selling Period” means the period of one to ten consecutive Trading Days (as determined by EQR in EQR’s sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Settlement Date” means, unless EQR and Merrill Lynch shall otherwise agree, the third business day following each Trading Day during the Selling Period, when EQR shall deliver to Merrill Lynch the amount of Program Shares sold on such Trading Day and Merrill Lynch shall deliver to EQR the Issuance Price received on such sales.

“Share Options” has the meaning set forth in Section 3.10.

“Standoff Period” has the meaning set forth in Section 4.10.

“Trading Day” means any day which is a trading day on the Principal Market, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Transaction Entities” has the meaning set forth in the Preamble.

ARTICLE II

ISSUANCE AND SALE OF COMMON SHARES

Section 2.01 Issuance.

(a) Upon the terms and subject to the conditions of this Agreement, EQR may issue Program Shares through Merrill Lynch and Merrill Lynch shall use its commercially reasonable efforts to sell Program Shares, up to the Maximum Program Amount, based on and in accordance with such number of Issuance Notices as EQR in its sole discretion shall choose to deliver during the Commitment Period until the number of the Program Shares sold under the Sales Agency Agreements equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, Merrill Lynch will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified into the Principal Market, and otherwise in accordance with the terms of such Issuance Notice. Merrill Lynch will provide written confirmation to EQR no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to EQR in respect thereof. Merrill Lynch may sell Issuance Shares in the manner described in Section 2.01(b) herein. Each of the Transaction Entities acknowledges and agrees that (i) there can be no assurance that Merrill Lynch will be successful in selling Issuance Shares and (ii) Merrill Lynch will incur no liability or obligation to the Transaction Entities or any other Person if it does not sell Issuance Shares for any reason other than a failure by Merrill Lynch to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01. In acting hereunder, Merrill Lynch will be acting as agent for EQR and not as principal.

(b) Method of Offer and Sale. The Program Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in clause (1) above, and either party may withhold its consent thereto in such party’s sole discretion.

(c) Issuances. Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 5.01 and 5.02 hereof have been satisfied, EQR may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer, the President, the Chief Financial Officer, the Senior Vice President-Finance or the Treasurer of EQR, to Merrill Lynch. Merrill Lynch shall use its commercially reasonable efforts to sell pursuant to such Issuance a number of Program Shares equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

Section 2.02 Effectiveness. The effectiveness of this Agreement shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto. Prior to the first Issuance Notice delivered following the date hereof, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously (the “Closing”): (i) EQR shall deliver to Merrill Lynch a certificate executed by the Secretary of EQR, signing in such capacity, on behalf of EQR and in its capacity as general partner of ERP, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Trustees of EQR authorizing the execution and delivery of this Agreement by EQR and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Program Shares pursuant to the Sales Agency Agreements), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of EQR; (ii) EQR shall deliver to Merrill Lynch a certificate executed by the Chief Executive Officer, the President or any Senior or Executive Vice-President of EQR and by the Chief Financial Officer of EQR, signing in such capacity, on behalf of EQR and in its capacity as general partner of ERP, dated the date of the Closing, confirming (x) that there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (y) that the representations and warranties of the Transaction Entities contained in this Agreement are true and correct and (z) that each of the Transaction Entities has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) DLA Piper LLP (US), counsel to EQR, shall deliver to Merrill Lynch opinion letters, dated the date of the Closing and addressed to Merrill Lynch, substantially in the forms of Exhibit B and Exhibit C attached hereto; (iv) the General Counsel of EQR shall deliver to Merrill Lynch an opinion, dated the date of the Closing and addressed to Merrill Lynch, substantially in the form of Exhibit D attached hereto; (v) Morrison & Foerster LLP, counsel to Merrill Lynch and the Alternative Sales Agents, shall deliver to Merrill Lynch and the Alternative Sales Agents an opinion, dated the date of the Closing and addressed to Merrill Lynch and the Alternative Sales Agents, in form and substance satisfactory to Merrill Lynch and the Alternative Sales Agents; (vi) Ernst & Young LLP shall deliver to Merrill Lynch a letter, dated the Closing Date, in form and substance satisfactory to Merrill Lynch, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements of EQR included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package; and (vii) EQR shall pay the expenses that are payable to Merrill Lynch pursuant to Section 9.02 hereof by wire transfer to the account designated by Merrill Lynch in writing prior to the Closing.

Section 2.03 Mechanics of Issuances.

(a) Issuance Notice. On any Trading Day during the Commitment Period, EQR may deliver an Issuance Notice to Merrill Lynch, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that notwithstanding anything in this Agreement to the contrary, (1) Merrill Lynch shall not be obligated to sell on any Trading Day a number of Issuance Shares in excess of 25% of the Average Daily Trading Volume of Common Shares on the Principal Exchange without the prior written consent of Merrill Lynch, which may be withheld in Merrill Lynch’s sole discretion, and (2) Merrill Lynch shall have no further obligations with respect to any Issuance Notice if and to the extent the number of the Issuance Shares sold pursuant thereto, together with the aggregate number of the Program Shares previously sold under the Sales Agency Agreements, shall exceed the Maximum Program Amount. EQR shall have the right, in its sole discretion, to amend at any time and from time to time any Issuance Notice; provided, however, that EQR may not amend the Issuance Amount if such amended Issuance Amount is less than the Actual Sold Amount as of the date of such amendment.

(b) Delivery of Issuance Notice. An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and EQR confirms such delivery by e-mail notice or by telephone (including voicemail message)) by Merrill Lynch. No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.

(c) Floor Price. Merrill Lynch shall not sell Program Shares below the Floor Price during any Selling Period and such Floor Price may be adjusted by EQR at any time during any Selling Period upon notice to Merrill Lynch and confirmation to EQR.

(d) Determination of Issuance Shares to be Sold. The number of Issuance Shares to be sold by Merrill Lynch with respect to any Issuance shall be the Actual Sold Amount during the Selling Period.

(e) Trading Guidelines. EQR consents to Merrill Lynch trading in Program Shares for Merrill Lynch’s own account and for the account of its clients at the same time as sales of Program Shares occur pursuant to this Agreement, provided, however, that such consent is expressly limited to trading activity that complies with applicable federal and state laws, rules and regulations.

Section 2.04 Settlements. Subject to the provisions of Article V, on or before each Settlement Date, EQR will, or will cause its transfer agent to, electronically transfer the applicable Issuance Shares that have been sold by crediting Merrill Lynch or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, Merrill Lynch will deliver the related Issuance Price in same day funds delivered to an account designated by EQR prior to the Settlement Date. If EQR defaults in its obligation to deliver Issuance Shares on a Settlement Date, EQR agrees that it will (i) hold Merrill Lynch harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by EQR, and (ii) pay to Merrill Lynch any Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, Merrill Lynch may borrow Common Shares from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

Section 2.05 Use of Free Writing Prospectus. Neither EQR nor Merrill Lynch has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, which consent shall not be unreasonably withheld, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Program Shares contemplated by this Agreement.

Section 2.06 Alternative Sales Agents. EQR agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Program Shares or any other equity security of EQR shall only be effected by or through only one of Merrill Lynch or the Alternative Sales Agents on any single given day, but in no event by more than one, and EQR shall in no event request that Merrill Lynch and any other Alternative Sales Agent sell Program Shares on the same day.

Section 2.07 Exemption from Regulation M. If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to EQR or the Program Shares, it shall promptly notify the other party and sales of Program Shares under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

Section 2.08 Distributions under Regulation M. Notwithstanding any other provision of this Agreement, in the event EQR engages Merrill Lynch for a sale of Program Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, EQR and Merrill Lynch will agree to compensation that is customary for Merrill Lynch with respect to such transactions.

Section 2.09 Material Non-Public Information. Notwithstanding any other provision of this Agreement, Merrill Lynch shall not be obligated to sell any Program Shares hereunder during (i) any period in which it reasonably believes that EQR is, or could be deemed to be, in possession of material non-public information or (ii) during the fourteen (14) calendar days prior to any public announcement or release disclosing EQR’s results of operations or financial condition for a completed quarterly or annual fiscal period.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE TRANSACTION ENTITIES

Each of EQR and ERP, jointly and severally, represent and warrant to Merrill Lynch, as of the Closing Date, each Issuance Date, each Settlement Date, each Registration Statement Amendment Date, each Request Date and each Applicable Time (each, a “Representation Date”), as follows:

Section 3.01 EQR and ERP have jointly filed with the Commission an automatic shelf registration statement on Form S-3 (No. 333-190248) for the registration of EQR’s securities, including the Common Shares, under the Securities Act, and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), and EQR and ERP have filed such amendments thereto as may have been required prior to the execution of this Agreement. Such registration statement (as amended, if applicable) became effective upon filing with the Commission. Such registration statement and the base prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A, Rule 430B or Rule 430C of the Securities Act Regulations) (the “Base Prospectus”) and the Prospectus Supplement and any pricing supplement relating to a particular issuance of the Issuance Shares (the “Issuance Supplement”), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Act, the Exchange Act or otherwise, are collectively referred to herein as the “Registration Statement.” The term “Prospectus” means the Prospectus Supplement together with the Base Prospectus and any Issuance Supplements; provided, that if any revised prospectus shall be provided to Merrill Lynch by EQR for use in connection with the offering of Program Shares, including any prospectus included in any new registration statement filed prior to the Renewal Deadline as contemplated in Section 4.01 below, which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by EQR and ERP pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to each such revised or new prospectus from and after the time it is first provided to Merrill Lynch for such use; provided, further, that a

Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Program Shares hereunder. If EQR and ERP file a registration statement with the Commission pursuant to Rule 462(b) of the Securities Act Regulations (the “Rule 462 Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462 Registration Statement. Any prospectus included in the Rule 462 Registration Statement shall be deemed to be part of the Prospectus. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus; and all references in this Agreement to amendments or supplements to the Registration Statement and the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

Section 3.02 The Registration Statement and the Prospectus, at the time the Registration Statement and any post-effective amendment thereto (including the filing of the most recent Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q of EQR and ERP with the Commission) became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Prospectus, at the time of filing thereof, complied, and as of each Representation Date will comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time of filing thereof, did not, and as of each Representation Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of each Representation Date, and the applicable Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, taken together (collectively, and, with respect to any Program Shares, together with the public offering price of such Program Shares, the “General Disclosure Package”) as of each Applicable Time and the Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus(es) made in reliance upon, and in conformity with, information furnished to EQR and ERP in writing by Merrill Lynch expressly for use in the Registration Statement, the Prospectus or the Issuer Free Writing Prospectus(es), as applicable; and provided further, that the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated in the General Disclosure Package prior to any Settlement Date shall be deemed not to be contained in the General Disclosure Package to the extent that such statement has been modified or superseded by any subsequent statement in the General Disclosure Package.

Section 3.03 (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time EQR or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Program Shares in reliance on the exemption of Rule 163 of the Securities Act, and (D) as of the date of the execution and delivery of this Agreement, EQR was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that initially became effective within three years of the date hereof, EQR has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and EQR has not otherwise ceased to be eligible to use the automatic shelf registration statement form. EQR and ERP meet the eligibility requirements for use of a registration statement on Form S-3 in connection with the offer and sale of the Program Shares.

Section 3.04 (A) At the earliest time after the filing of the Registration Statement relating to the Program Shares that EQR or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (B) as of the date of the execution and delivery of this Agreement, EQR was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that EQR be considered an Ineligible Issuer.

Section 3.05 Other than the Prospectus, neither EQR nor ERP (including their agents and representatives, other than Merrill Lynch and the Alternative Sales Agents in their capacity as such) has made, used, prepared, authorized, approved or referred to, nor will they make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Program Shares (each such communication by EQR, ERP or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) other written communications approved in writing in advance by Merrill Lynch. Each such Issuer Free Writing Prospectus complied in all material respects with the requirements of the Securities Act Regulations, has been filed in accordance with the Securities Act Regulations (to the extent required thereby) and, when taken together with the Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the time of Closing will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither Transaction Entity makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to Merrill Lynch or any Alternative Sales Agent and furnished to EQR and ERP in writing by Merrill Lynch or such Alternative Sales Agent expressly for use in any Issuer Free Writing Prospectus.

Section 3.06 No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of EQR and ERP, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of EQR and ERP, threatened by the Commission or by the state securities authority of any jurisdiction. Any request on the part of the Commission for additional information relating to the Program Shares or the Prospectus has been complied with.

Section 3.07 The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are a registered public accounting firm with respect to EQR and ERP within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and the Securities Act Regulations.

Section 3.08 The consolidated financial statements and related notes included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of EQR, ERP and their consolidated subsidiaries as at the dates indicated and the results of their operations specified, and except as may otherwise be stated in the Registration Statement and the Prospectus, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout such periods. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial information and statistical data included in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements included in the Registration Statement and the Prospectus, if any, comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X (“Regulation S-X”) of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements, and the assumptions used in the preparation thereof are, in the opinion of EQR and ERP, reasonable; and no other pro forma financial information is required to be included or incorporated by reference in the Registration Statement; all disclosures contained in the Registration Statement or the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

Section 3.09 The financial statements required by Rule 3-14 of Regulation S-X and related notes relating to the certain assets and interests (“Acquired Assets”) in various entities affiliated with Archstone Enterprise LP (“Archstone”) purchased pursuant to an asset purchase agreement between EQR, ERP, AvalonBay Communities, Inc. (“AVB”), Archstone and Lehman Brothers Holdings Inc. (the “Acquisition”) included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X, and present fairly the consolidated financial position of the Acquired Assets as of the dates indicated for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial and statistical data with respect to the Acquired Assets included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of Archstone and its subsidiaries and presents fairly the information shown.

Section 3.10 Except as described in each of the Registration Statement and the Prospectus, as of the date hereof, with respect to share options (the “Share Options”) and all other awards (“Other Awards”) granted pursuant to any equity incentive plan of EQR and its subsidiaries within the past five (5) years, (i) each Share Option designated by EQR at the time of grant as an “incentive share option” under Section 422 of the Code, so qualifies, (ii) each grant of a Share Option and each grant of an Other Award was duly authorized no later than the date on which the grant of such Share Option or Other Award, as the case may be, was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of trustees of EQR (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant of a Share Option or an Other Award was made in accordance with the terms of such equity incentive plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which securities of EQR are traded, (iv) the per share exercise price of each Share Option or Other Award in the form of a share appreciation right or similar award was equal to or greater than the fair market value of a share of Common Shares on the applicable Grant Date, (v) at the time of grant and at all times thereafter, all Share Options and Other Awards qualified for an exemption from Sections 162(m) and 409A of the Code, (vi) each grant of a Share Option and each grant of an Other Award was made in material compliance with all applicable laws (including but not limited to applicable securities and tax laws), the recipients and holders of all Share Options and Other Awards have received timely and complete information, in the form of a prospectus when required, regarding the terms conditions, securities laws, and tax consequences relating to their Share Options and Other Awards as the case may be, and (vii) each such grant of a Share Option or an Other Award was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of EQR and disclosed in EQR’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. EQR has not knowingly granted, and there is no and has been no policy or practice of EQR of granting, Share Options or Other Awards in the form of share appreciation rights or similar awards prior to, or otherwise coordinating the grant of such awards with, the release or other public announcement of material information regarding EQR or its subsidiaries or their results of operations or prospects.

Section 3.11 Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that EQR and ERP believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, EQR and ERP have obtained the written consent to the use of such data from such sources.

Section 3.12 Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated or contemplated therein, (A) there has been no material adverse change in the financial condition or in the earnings, assets, business affairs or business prospects of EQR, ERP and their respective subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by EQR, ERP or any of their respective subsidiaries, other than transactions in the ordinary course of business, which are material with respect to EQR, ERP and their respective subsidiaries considered as a single enterprise, (C) none of EQR, ERP or any of their respective subsidiaries have incurred any material obligation or liability, direct, contingent or otherwise, (D) there has been no material change in the short-term debt or long-term debt of EQR or ERP and (E) except for (i) regular quarterly distributions on EQR’s Common Shares and preferred shares of beneficial interest, $.01 par value (the “Preferred Shares”) and (ii) as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by EQR on any class of its shares of beneficial interest.

Section 3.13 EQR, ERP and each of their respective subsidiaries have been duly incorporated or formed and are validly existing and are in good standing as a partnership, corporation, trust or limited liability company under the laws of their respective jurisdiction of organization, with partnership, corporate trust or limited liability company power and authority to own, lease and operate their respective properties and conduct their respective business as described in the Prospectus, and EQR has the real estate investment trust power and authority and ERP has the partnership power and authority to enter into and perform their obligations under this Agreement.

Section 3.14 EQR, ERP and each of their respective subsidiaries are duly qualified or registered as a foreign partnership, corporation, trust or limited liability company and are in good standing to transact business in each jurisdiction in which such qualification is required, whether by the nature of their respective business or their respective ownership or leasing of property, except where the failure to so qualify would not have a Material Adverse Effect.

Section 3.15 The Program Shares have been duly authorized for issuance and sale pursuant hereto and, when issued and delivered as provided herein, the Program Shares will be validly issued, fully paid and non-assessable; the Program Shares conform, in all material respects, to the descriptions thereof contained in the Prospectus; and the issuance of the Program Shares is not subject to preemptive or similar rights.

Section 3.16 Prior to the first Settlement Date after the date hereof, the Program Shares will have been approved for listing on the Principal Market upon official notice of issuance.

Section 3.17 The capitalization of EQR is as set forth in the Prospectus and all of the issued and outstanding Common Shares and the Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable; and none of such shares of beneficial interest were issued in violation of preemptive or other similar rights of any securityholder of EQR.

Section 3.18 The capitalization of ERP is as set forth in the Prospectus and all of the outstanding partnership interests of ERP have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; the partnership interests owned by EQR are owned in the percentage amount set forth in the Prospectus free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

Section 3.19 Except for transactions described in the Prospectus, the multifamily property acquisition agreements with respect to the sale or issuance of Common Shares or units of limited partnership interests in ERP or the registration of Common Shares or Common Shares underlying units of limited partnership interests in ERP which are not material in amount and outstanding shares, LTIP units and options granted to employees and Trustees for compensatory purposes, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance or registration under the Securities Act of, any shares of beneficial interest or capital stock of, or partnership or other equity interest in, EQR, ERP or any subsidiary of EQR or ERP.

Section 3.20 All of the issued and outstanding shares of beneficial interest or capital stock, partnership and limited liability company interests, as the case may be, of each subsidiary have been validly issued and, in the case of capital stock, fully paid and, with respect to the shares of capital stock, partnership and limited liability company interests owned by EQR, ERP, another subsidiary and/or certain affiliated entities, are owned by EQR, ERP, another subsidiary, and/or certain affiliated entities, respectively, as described in the Registration Statement and the Prospectus, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests, mortgages, pledges, liens, encumbrances, claims or equities the foreclosure of which would not have a Material Adverse Effect. Neither EQR nor ERP owns no direct or indirect equity interest in any entity other than their respective subsidiaries, except for such interests as, in the aggregate, are not material to the financial condition or the earnings, assets or business affairs of EQR, ERP and their respective subsidiaries considered as a single enterprise.

Section 3.21 This Agreement has been duly authorized, executed and delivered by each of EQR and ERP, as applicable, and, assuming it has been duly authorized, executed and delivered by Merrill Lynch, constitutes a valid and binding obligation of each of EQR and ERP, as applicable, enforceable against EQR and ERP, as applicable, in accordance with its terms, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

Section 3.22 There is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of EQR or ERP, threatened, against or affecting EQR, ERP or any of their respective subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the properties thereof which individually or in the aggregate are material to the business of EQR, ERP and their respective subsidiaries, considered as one enterprise, or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which EQR, ERP or any of their respective subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of EQR, ERP or any of their subsidiaries which would be required to be filed as exhibits to the Registration Statement by the Securities Act or the Securities Act Regulations which have not been filed as exhibits to the Registration Statement.

Section 3.23 None of EQR, ERP or any of their respective subsidiaries are required to own or possess any trademarks, service marks, trade names or copyrights to conduct the business operated by them as of any Representation Date, other than those whereby the failure to possess or own would not have a Material Adverse Effect; and none of EQR, ERP or any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks, trade names or copyrights or of any facts or circumstances which would render any trademarks, service marks, trade names or copyrights invalid or inadequate to protect the interest of EQR, ERP or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

Section 3.24 No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by EQR and ERP of the transactions contemplated hereby, by this Agreement, except such as may be required under the Securities Act, the Trust Indenture Act of 1939, the Securities Act Regulations or state securities law.

Section 3.25 Each of EQR, ERP and their respective subsidiaries has all consents, authorizations, approvals, orders, certificates and permits (collectively, the “Governmental Licenses”) of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect; and all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of EQR, ERP or any of their respective subsidiaries have received any written notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

Section 3.26 The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), and, when read together with the other information in (a) the Registration Statement, at the time the Registration Statement became effective, did not, or (b) the Prospectus, at its date and on each Representation Date, did not, does not and will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.27 Each of EQR, ERP and their respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither EQR nor ERP has any reason to believe that EQR, ERP or any of their respective subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement or the Prospectus.

Section 3.28 None of EQR, ERP or any of their respective subsidiaries are in violation of its charter documents, bylaws, limited liability company agreements or partnership agreements, or in default in the performance of any material obligation, agreement or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, which default in performance would result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement or any other agreement or instrument entered into or issued or to be entered into or issued by EQR or ERP in connection with the transactions contemplated herein and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Program Shares and the use of proceeds described in the Prospectus, has been duly authorized by all necessary actions and does not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of EQR, ERP or any of their respective subsidiaries, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which EQR, ERP or any of their respective subsidiaries is a party or by which it or any of them may be bound or affected, or to which any of their properties or assets is subject, nor will such action result in any violation of the provisions of the charter documents, bylaws, limited liability company agreements or partnership agreements of EQR, ERP or any of their respective subsidiaries, or any applicable law, regulation, ruling, order, judgment, administrative regulation or administrative or court decree.

Section 3.29 Neither EQR nor ERP has taken or will take, directly or indirectly, any action prohibited by Regulation M.

Section 3.30 The assets of EQR and ERP do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

Section 3.31 EQR intends to apply the net proceeds from the sale of the Program Shares substantially in accordance with the description set forth in the Registration Statement and Prospectus under the heading “Use of Proceeds.”

Section 3.32 Except as otherwise described in the Prospectus, each of EQR, ERP and their respective subsidiaries has good and marketable title in fee simple to all real property, and good title to all personal property (including mortgage investments), owned by it which is material to the business of EQR, ERP and their respective subsidiaries, considered as a single enterprise, in each case, free and clear of all liens, claims, encumbrances and defects except such as are described in general in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by

EQR, ERP or any of their respective subsidiaries; and any real property and buildings held under lease by EQR, ERP or any of their respective subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by EQR, ERP or such subsidiaries, in each case except as described in or contemplated by the Registration Statement and the Prospectus.

Section 3.33 Each of EQR, ERP and their respective subsidiaries has obtained title insurance on all of the material properties owned by each of them covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by current owners of similar properties, and in each case such title insurance is in full force and effect.

Section 3.34 The mortgages and deeds of trust encumbering the material properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by EQR, ERP or any of their respective subsidiaries; except as disclosed in the Prospectus, none of EQR, ERP or any of their respective subsidiaries holds participating interests in such mortgages and deeds of trust.

Section 3.35 Each of the partnership agreements and limited liability company agreements to which EQR, ERP or any of their respective subsidiaries is a party has been duly authorized, executed and delivered by such party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the partnership agreement, charter, bylaws or other governing documents of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

Except as otherwise stated in the Registration Statement or the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of EQR, ERP or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) EQR, ERP and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any

Environmental Law against EQR, ERP or any of their respective subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting EQR, ERP or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

Section 3.36 Since its inception, EQR has been organized and has operated in such a manner as to qualify to be taxed as a “real estate investment trust” under the Code; the proposed method of operation of EQR as described in the Prospectus will enable EQR to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code; and EQR intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust.”

Section 3.37 Each of EQR, ERP and their respective subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except in all cases for any such tax, assessment, fine or penalty for which an extension has been granted or that is being contested in good faith and except in any case in which the failure to file or pay such taxes would not have a Material Adverse Effect.

Section 3.38 None of EQR, ERP or any of their respective subsidiaries are and, after giving effect to the offering and sale of the Program Shares and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Section 3.39 No labor dispute with the employees of EQR, ERP or any of their respective subsidiaries exists, or to the knowledge of EQR and ERP, is imminent which could reasonably be expected to have a Material Adverse Effect.

Section 3.40 EQR and ERP maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) acquisition, disposition or other uses of assets are permitted only in accordance with management’s general or specific authorization and (d) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.41 EQR and ERP have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to EQR, ERP and their consolidated subsidiaries, is made known to the principal executive officer and principal financial officer of EQR by others within those entities, and, as of the end of the most recent fiscal quarter of EQR and ERP, the disclosure controls and procedures; were effective to perform the functions for which they were established (pursuant to Rule 13a-15(e) under the Exchange Act); auditors for EQR and ERP and the Audit Committee of the Board of Trustees of

EQR have been advised by the principal executive officer and principal financial officer of EQR of: (a) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting which is reasonably likely to have a material adverse effect on the ability of EQR and ERP to record, process, summarize, and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of EQR and ERP; and since the end of the most recently completed fiscal quarter of EQR and ERP, there have been no changes in the internal controls over financial reporting of EQR and ERP that have materially affected, or are reasonably likely to materially affect, the internal controls over financial reporting of EQR and ERP.

Section 3.42 EQR and ERP are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

Section 3.43 The operations of EQR, ERP and their respective subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving EQR, ERP or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of EQR and ERP, threatened.

Section 3.44 Neither the Transaction Entities nor, to the knowledge of the Transaction Entities, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of the Transaction Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Transaction Entities and, to the knowledge of the Transaction Entities, its affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.45 Neither of the Transaction Entities nor any of their respective subsidiaries or, to the knowledge of the Transaction Entities, any trustee, director, officer, agent, employee or affiliate of the Transaction Entities or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering of the Program Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities or business of or with any person or entity or in any country or territory that, at the time of such financing, is subject to any U.S. sanctions administered by OFAC.

Section 3.46 The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

ARTICLE IV

COVENANTS

The Transaction Entities, jointly and severally, covenant and agree during the term of this Agreement with Merrill Lynch as follows:

Section 4.01 Registration Statement and Prospectus. (i) To make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Program Shares or (y) by means of a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus; provided, that EQR will give prior written notice to Merrill Lynch of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) after the date of delivery of an Issuance Notice and prior to the related Settlement Date if Merrill Lynch reasonably disapproves such amendment promptly after reasonable advance notice thereof; (ii) to prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Program Shares in a form previously approved by Merrill Lynch and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement as may be required to each exchange or market on which such sales were effected, in each case to the extent that delivery and filing of such an Issuance Supplement is required by applicable law, by the rules and regulations of the Commission or by the rules of such exchange or market; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Program Shares or (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K or a Registration Statement on Form 8A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference into the Registration Statement or the Prospectus except to the extent required by Section 4.01(i)) at any time prior to having afforded Merrill Lynch a reasonable opportunity to review and comment thereon; (iv) to file promptly all other material required to be filed by EQR with the Commission pursuant to Rule 433(d) under the Securities Act, (v) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by EQR with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the

Program Shares, and during such same period to advise Merrill Lynch, promptly after EQR receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Program Shares, of the suspension of the qualification of the Program Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any documents incorporated by reference therein); and (vi) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification during a Selling Period, to use its commercially reasonable efforts to promptly obtain its withdrawal; in the event any such stop order or such other order is issued outside a Selling Period, EQR will promptly advise Merrill Lynch as to the issuance thereof and as to whether EQR intends to seek to obtain its withdrawal.

If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Program Shares remain unsold, EQR will, prior to the Renewal Deadline, advise Merrill Lynch as to whether it intends to file (unless it has already done so) a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Program Shares. Following the filing of any such new automatic shelf registration statement or shelf registration statement, references herein to the Registration Statement shall be deemed to refer to such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

Section 4.02 Blue Sky. To use its commercially reasonable efforts to cause the Program Shares to be listed on the Principal Market, and to maintain such listing, and to promptly from time to time to take such action as Merrill Lynch may reasonably request to cooperate with Merrill Lynch in the qualification of the Program Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as Merrill Lynch may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Program Shares; provided, however, that in connection therewith neither Transaction Entity shall not be required to qualify as a foreign business entity, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction;

Section 4.03 Copies of Registration Statement and Prospectus. To furnish Merrill Lynch with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as Merrill Lynch may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Program Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify Merrill Lynch and request Merrill Lynch to suspend offers to sell Program Shares (and, if so notified, Merrill Lynch shall cease such offers as soon as practicable); and, if EQR decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise Merrill Lynch promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period Merrill Lynch is required to deliver a prospectus in respect of transactions in the Program Shares, EQR shall promptly prepare and file with the Commission such an amendment or supplement;

Section 4.04 Rule 158. To make generally available to its holders of the Program Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of EQR (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of EQR to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act);

Section 4.05 Information. Except where such reports, communications, financial statements or other information are available on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR, system or its successor, to furnish to Merrill Lynch (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to equityholders of EQR and filed with the Commission pursuant to the Exchange Act, and deliver to Merrill Lynch (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of EQR are listed; and (ii) such additional publicly available information concerning the business and financial condition of EQR as Merrill Lynch may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of EQR and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

Section 4.06 Representations and Warranties. At each Representation Date, (i) the Transaction Entities shall be deemed to have affirmed that each representation, warranty, covenant and other agreement contained in this Agreement is true and correct, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and supplements thereto), and (ii) the Transaction Entities will undertake to advise Merrill Lynch if any of such representations and warranties will not be true and correct as of each such date, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Program Shares);

Section 4.07 Opinions of Counsel. (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Program Shares, (y) an Issuance Supplement or (z) a Current Report on Form 8-K, unless, in the case of (y) or (z) reasonably requested by Merrill Lynch within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such date, a “Registration Statement Amendment Date”); or (ii) otherwise after each reasonable request by Merrill Lynch (each date of any such request by Merrill Lynch, an “Opinion Request Date”), the Transaction Entities shall as soon as practicable thereafter furnish or cause to be furnished as promptly as practicable thereafter to Merrill Lynch written opinions and negative assurance letters (A) of DLA Piper LLP (US), counsel for the Transaction Entities, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Merrill Lynch, (B) of the General Counsel of EQR, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Merrill Lynch, and (C) of Morrison & Foerster LLP, counsel for Merrill Lynch and the Alternative Sales Agents, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Merrill Lynch, (1) if such counsel has previously furnished opinions and negative assurance letters to the effect set forth in Exhibits B, C and D hereto, to the effect that Merrill Lynch may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (2) if such counsel has not previously furnished opinions and negative assurance letters to the effect set forth in Exhibits B, C and D hereto, of the same tenor as such opinions and negative assurance letters of such counsel but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any Program Shares) as amended and supplemented to such date; provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of all such opinions and negative assurance letters otherwise required by this Section 4.07 if the Transaction Entities do not expect to deliver an Issuance Notice with respect to the Program Shares; provided further, that, in the event the Transactions Entities have suspended the delivery of such opinions and negative assurance letters pursuant to the terms of this Section 4.07, the delivery of the opinions and negative assurance letters required by this Section 4.07, dated as of the date of their delivery, shall be a condition precedent to the delivery by EQR of an Issuance Notice with respect to the Program Shares;

Section 4.08 Comfort Letters. (i) That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of EQR filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by an amendment or supplement relating solely to the offering of securities other than the Program Shares, in any case to set forth financial information included in or derived from EQR’s financial statements or accounting records, or (ii) otherwise after each reasonable request by Merrill Lynch (each date of any such request by Merrill Lynch, a “Comfort Letter Request Date”), the Transaction Entities shall as soon as practicable thereafter cause each of the independent registered public accounting firm who has audited the financial statements of the Transaction Entities and the independent registered accounting firm who has audited the financial statements and related notes required by Rule 3-14 of Regulation S-X, both included or incorporated by reference in the Registration Statement to furnish as promptly as practicable thereafter to Merrill Lynch a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to Merrill Lynch, of the same tenor as the applicable letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and, to the extent applicable, the General Disclosure Package (other than the offering price of any Program Shares) as amended or supplemented to the date of such letters, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of EQR, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letters; provided, however, that, with respect to any financial information or other matters, such letters may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the applicable letter referred to in Section 5.01(g) hereof that was last furnished to Merrill Lynch; provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of any such letters otherwise required by this Section 4.08 if EQR does not expect to deliver an Issuance Notice with respect to the Program Shares; provided further, that, in the event the Transactions Entities have suspended the delivery of such letters pursuant to the terms of this Section 4.08, the delivery of the letter required by this Section 4.08, dated as of the date of their delivery, shall be a condition precedent to the delivery by EQR of an Issuance Notice with respect to the Program Shares;

Section 4.09 Officer’s Certificate. (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating solely to the offering of securities other than the Program Shares, an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by Merrill Lynch within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, or (ii) otherwise after each reasonable request by Merrill Lynch (each date of any such request by Merrill Lynch, an “Officer’s Certificate Request Date”), the Transaction Entities shall as soon as practicable thereafter furnish or cause to be furnished as promptly as practicable thereafter to Merrill Lynch a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of EQR as is reasonably satisfactory to Merrill Lynch, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any Program Shares) as amended and supplemented to such date; provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of any such certificate otherwise required by this Section 4.09 if EQR does not expect to deliver an Issuance Notice with respect to the Program Shares; provided further, that, in the event the Transactions Entities have suspended the delivery of such certificate pursuant to the terms of this Section 4.09, the delivery of the certificate required by this Section 4.09, dated as of the date of its delivery, shall be a condition precedent to the delivery by EQR of an Issuance Notice with respect to the Program Shares;

Section 4.10 Stand Off Agreement. Without the written consent of Merrill Lynch, EQR will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Program Shares hereunder), warrants or any rights to purchase or acquire, Common Shares during the period beginning on the first (1st) Trading Day immediately prior to the date on which any Issuance Notice is delivered to Merrill Lynch hereunder and ending on the first (1st) Trading Day immediately following the Settlement Date with respect to Program Shares sold pursuant to such Issuance Notice (each a “Stand Off Period”); provided, however, that such restriction will not be required in connection with EQR’s issuance or sale of (i) Common Shares, options to purchase shares of Common Shares or Common Shares issuable upon the exercise of options pursuant to any current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Transaction Entities, (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in EQR’s Commission filings and (iii) Common Shares or limited partnership interests in ERP issuable as consideration in connection with acquisitions of business, assets or securities of other Persons. The settlement of Program Shares which have been sold pursuant to the New Alternative Sales Agency Agreements and the Scotiabank Sales Agency Agreement are permitted pursuant to this Section 4.10 without the consent of Merrill Lynch;

Section 4.11 Market Activities. The Transaction Entities will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of EQR to facilitate the sale or resale of the Program Shares or (ii) during any Stand Off Period sell, bid for or purchase the Program Shares, or pay anyone any compensation for soliciting purchases of the Program Shares other than Merrill Lynch;

Section 4.12 Prospectus Supplement Filing; Periodic Reports. Promptly following the end of each quarterly period, EQR shall be required to file a prospectus supplement with the Commission, disclosing the number of Program Shares sold through Merrill Lynch and the Alternative Sales Agents under the Sales Agency Agreements and the net proceeds received by EQR with respect to sales of the Program Shares pursuant to the Sales Agency Agreements relating to such quarter, together with any other information that EQR reasonably believes is required to comply with the Securities Act or any rules or regulations thereunder. In the alternative, to the extent permitted by the rules and regulations of the Commission, EQR in its sole discretion may make the disclosures contemplated by the preceding sentence by including such disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by EQR for any quarter in which sales of Program Shares were made by or through Merrill Lynch and the Alternative Sales Agents under the Sales Agency Agreements;

Section 4.13 Maximum Program Amount. EQR will promptly notify Merrill Lynch and the Alternative Sales Agents when the Maximum Program Amount has been sold pursuant to the Sales Agency Agreements; and

Section 4.14 Due Diligence. EQR shall promptly reply to due diligence inquiries from or on behalf of Merrill Lynch, including, without limitation, furnishing requested materials and making senior management available for due diligence conference calls, upon the reasonable request of on behalf of Merrill Lynch.

ARTICLE V

CONDITIONS TO DELIVERY OF ISSUANCE

NOTICES AND TO SETTLEMENT

Section 5.01 Conditions Precedent to the Right of EQR to Deliver an Issuance Notice and the Obligation of Merrill Lynch to Sell Program Shares During the Selling Period(s). The right of EQR to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of Merrill Lynch to sell Program Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a) Effective Registration Statement and Authorizations. The Registration Statement shall remain effective, and the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof, any other material required to be filed by EQR pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433, and sales of all of the Program Shares (including all of the Issuance Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by Merrill Lynch thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Transaction Entities, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of Merrill Lynch and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without EQR amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03. The authorizations referred to in Section 3.13, Section 3.15, Section 3.21, and Section 3.28 of this Agreement shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or, to the knowledge of the Transaction Entities, threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Program Shares.

(b) Accuracy of Representations and Warranties. The representations and warranties of the Transaction Entities shall be true and correct as of each Applicable Time, as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time.

(c) Performance by the Transaction Entities. The Transaction Entities shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Transaction Entities, or either of them, at or prior to such date.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e) Material Adverse Effect. Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (including the documents incorporated by reference therein and any supplements thereto).

(f) No Suspension of Trading In or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Program Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) if trading generally on the New York Stock Exchange, the Pacific Stock Exchange or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of Merrill Lynch makes it impracticable or inadvisable to proceed with the sale of the Program Shares.

(g) Comfort Letters. On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, each of the independent registered public accounting firm who has audited the financial statements of EQR and the independent registered accounting firm who has audited the financial statements and related notes required by Rule 3-14 of Regulation S-X, both included or incorporated by reference in the Registration Statement shall have furnished to Merrill Lynch a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to Merrill Lynch to the effect required by Section 4.08.

(h) No Defaults. The execution and delivery of this Agreement and the issuance and sale of the Program Shares and the compliance by the Transaction Entities with all of the provisions of this Agreement will not result in either of the Transaction Entities being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by either of the Transaction Entities, or of any agreement, instrument or other undertaking to which either of the Transaction Entities is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Transaction Entities or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i) Trading Cushion. The Selling Period for any previous Issuance Notice shall have expired.

(j) Maximum Issuance Amount. In no event may EQR issue an Issuance Notice to sell an Issuance Amount to the extent that the sum of (x) the number of Program Shares requested to be sold under the Issuance Notice, plus (y) the number of all Program Shares issued under all previous Issuances effected pursuant to this Agreement, together with the aggregate number of Program Shares issued under the New Alternative Sales Agency Agreements and the Scotiabank Sales Agency Agreement, would exceed the Maximum Program Amount.

(k) Prospectus Supplement and Issuance Supplement.

(1) A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties hereto, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Merrill Lynch on or prior to the Issuance Date.

(2) To the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Merrill Lynch on or prior to the Issuance Date.

(l) Counsel Letters. The counsel specified in Section 4.07, or other counsel selected by the Transaction Entities and reasonably satisfactory to Merrill Lynch shall have furnished to Merrill Lynch their written opinions, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.07.

(m) Officers’ Certificate. The Transaction Entities shall have furnished or caused to be furnished to Merrill Lynch an officers’ certificate executed by the Chief Executive Officer, the President or any Senior Vice President of EQR and by the Chief Financial Officer of EQR, signing in their respective capacities, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n) Listing. The Program Shares shall have received approval for listing on the Principal Market prior to the first Settlement Date.

(o) Other Documents. On the Closing Date and prior to each Issuance Date and Settlement Date, Merrill Lynch and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Program Shares as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and its counsel.

(p) Commission Filings. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each applicable Issuance Date or Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

Section 5.02 Documents Required to be Delivered on each Issuance Date. Merrill Lynch’s obligation to sell Program Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to Merrill Lynch on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to Merrill Lynch, executed by the Chief Executive Officer, the President or the Chief Financial Officer of EQR, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

Section 5.03 Suspension of Sales. EQR or Merrill Lynch may, upon notice to the other party in writing or by telephone (confirmed promptly in writing), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice. EQR agrees that no such notice shall be effective against Merrill Lynch unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time. Merrill Lynch agrees that no such notice shall be effective against EQR unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01 Indemnification by the Transaction Entities. Each of EQR and ERP hereby agrees, jointly and severally, to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any director, officer, employee or affiliate thereof, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), the Prospectus Supplement, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6.03 below) any such settlement is effected with the written consent of EQR; and

(iii) against any and all expense whatsoever as incurred (including, without limitation, the fees and other charges of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Prospectus Supplement, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, in reliance upon and in conformity with written information furnished to EQR by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Prospectus Supplement, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act.

Section 6.02 Indemnification by Merrill Lynch. Merrill Lynch agrees to indemnify and hold harmless each of EQR and ERP, and each person, if any, who controls EQR or ERP within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any trustee, director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6.01, as incurred; but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Prospectus Supplement, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, in reliance upon, and in conformity with, written information furnished to EQR by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Prospectus Supplement, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act.

Section 6.03 Conduct of Indemnification Proceedings.

(a) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6.01 above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6.02 above, counsel to the indemnified parties shall be selected by EQR. An indemnifying party may participate at its own expense in the defense of any such action provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 6.01, Section 6.02 or Section 6.04 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(b) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6.01(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 6.04 Contribution. If the indemnification provided for in Section 6.01 and Section 6.02 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect benefits received by EQR, on the one hand, and Merrill Lynch, on the other hand, from the offering of the Program Shares to which such losses, liabilities, claims, damages or expenses relate or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of EQR, on the one hand, and of Merrill Lynch, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by EQR on the one hand and Merrill Lynch on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Program Shares (before deducting expenses) received by EQR bear to the total commissions received by Merrill Lynch.

The relative fault of EQR, on the one hand, and Merrill Lynch, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by EQR or by Merrill Lynch and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

EQR and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6.04. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6.04 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 6.04, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Program Shares sold by it were sold to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 6.04, each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Merrill Lynch, and each trustee, each officer of EQR who signed the Registration Statement, and each person, if any, who controls EQR or ERP within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as EQR.

ARTICLE VII

TERMINATION

Section 7.01 Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02 Termination by Merrill Lynch. Merrill Lynch may, in its sole discretion at any time, terminate the right of EQR to effect any Issuances under this Agreement, but any such termination shall not affect the settlement of any sales of Issuance Shares made pursuant to any Issuance Notice given prior to receipt by the applicable party of notice of such termination.

Section 7.03 Termination by EQR. EQR may, in its sole discretion at any time, terminate this Agreement, but any such termination shall not affect the settlement of any sales of Issuance Shares made pursuant to any Issuance Notice give prior to receipt by the applicable party of notice of such termination.

Section 7.04 Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 herein and for EQR’s obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Transaction Entities herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Merrill Lynch and its Affiliates, officers, directors, employees and agents, (ii) delivery and acceptance of the Program Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Press Releases and Disclosure. EQR may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and EQR shall consult with Merrill Lynch prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby that includes information related to this Agreement or transactions contemplated hereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 9.02 Expenses.

(a) The Transaction Entities covenant and agree with Merrill Lynch that the Transaction Entities shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of EQR’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to Merrill Lynch and the Principal Exchanges; (ii) the cost of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Program Shares; (iii) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Program Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (iv) the cost of preparing the Program Shares; (v) the fees and expenses of any transfer agent of EQR; (vi) the cost of providing any CUSIP or other identification numbers for the Program Shares; (vii) the fees and expenses incurred in connection with the listing or qualification of the Program Shares on the Principal Markets and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Program Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for Merrill Lynch), and (viii) all other costs and expenses incident to the performance of Transaction Entities’ obligations hereunder that are not otherwise specifically provided for in this Section.

(b) If an aggregate of 1,000,000 Program Shares have not been offered and sold under this Agreement, together with the Program Shares offered and sold under the New Alternative Sales Agency Agreements and the Scotiabank Sales Agency Agreement, by the second anniversary of the date of this Agreement (or such earlier date on which the parties terminate this Agreement), EQR shall reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for Merrill Lynch and the Alternative Sales Agents, incurred by it in connection with the offering contemplated by this Agreement.

Section 9.03 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to either of the Transaction Entities to: c/o Equity Residential, Two North Riverside Plaza, Chicago, Illinois 60606, Attention Chief Financial Officer, Facsimile No.: (312) 526-9252, with copies (which shall not constitute notice) to: c/o Equity Residential, Two North Riverside Plaza, Chicago, Illinois 60606, Attention General Counsel, Facsimile No.: (312) 526-0680, and to: DLA Piper LLP (US), 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601-1293, Attention Hal M. Brown, Facsimile No.: (312) 630-5399, and Gregory W. Hayes, Facsimile No.: (312) 251-2188; and (ii) if to Merrill Lynch, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with copies (which shall not constitute notice) to Merrill Lynch, One Bryant Park, New York, New York 10036, Attention: Legal Department, and to: Morrison & Foerster LLP, 2000 Pennsylvania Avenue Northwest, Washington, DC, 20006-1888, Attention David P. Slotkin, Facsimile No.: (202) 887-0763. Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05 Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06 No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Transaction Entities or Merrill Lynch. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.07 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.09 Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.10 Governing Law; Jurisdiction. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Transaction Entities agree to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11 Waiver of Jury Trial. The Transaction Entities and Merrill Lynch each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

Section 9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

Section 9.13 Adjustments for Stock Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14 No fiduciary duty. The Transaction Entities acknowledge and agree that Merrill Lynch is acting solely in the capacity of an arm’s length contractual counterparty to the Transaction Entities with respect to the offering of Program Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, either of the Transaction Entities or any other person and will not claim that Merrill Lynch is acting in such capacity in connection with the offering of the

Program Shares contemplated hereby. Additionally, Merrill Lynch is not advising the Transaction Entities or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Program Shares contemplated hereby. The Transaction Entities shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and Merrill Lynch shall have no responsibility or liability to the Transaction Entities with respect thereto. Any review by Merrill Lynch of each of the Transaction Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Merrill Lynch and shall not be on behalf of the Transaction Entities.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Sales Agency Financing Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

EQUITY RESIDENTIAL

By:	/s/ Robert Garechana
Name:	Robert Garechana
Title:	Senior Vice President and Treasurer

ERP OPERATING LIMITED PARTNERSHIP
By:	Equity Residential, its general partner

	By:	/s/ Robert Garechana
	Name:	Robert Garechana
	Title:	Senior Vice President and Treasurer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Greg Wright
Name:	Greg Wright
Title:	Managing Director, Co-Head of Americas Real Estate Investment Banking

EXHIBIT A

ISSUANCE NOTICE

[DATE]

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Attn:

Reference is made to the Second Amended and Restated Sales Agency Financing Agreement among Equity Residential, a Maryland real estate trust (“EQR”), ERP Operating Limited Partnership, an Illinois limited partnership, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of July 31, 2013 (the “Sales Agency Financing Agreement”). EQR confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

EQR represents and warrants that each representation, warranty, covenant and other agreement of the Transaction Entities contained in the Sales Agency Financing Agreement is true and correct on the date hereof, and that the Prospectus and the General Disclosure Package, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b)):

Number of Days in Selling Period:

First Date of Selling Period:

Last Date of Selling Period:

Settlement Date(s):

Issuance Amount:

Selling Commission: %

Floor Price Limitation (Adjustable by EQR during the Selling Period, and in no event less than $1.00 per share): $             per share

Comments:

A-1

EQUITY RESIDENTIAL

By:
Name:
Title:

A-2

EXHIBIT B

Form of Corporate Opinion of DLA Piper LLP (US), Counsel for EQR

Re:	Equity Residential

Up to 13,000,000 Common Shares of Beneficial Interest, par value $0.01 per share

Ladies and Gentlemen:

As special counsel for Equity Residential, a Maryland real estate investment trust (the “Company”), we address this letter to each of you as the Sales Agents (the “Sales Agents”) named in the five sales agency financing agreements each amended and restated or dated July 31, 2013 (the “Sales Agency Financing Agreements”), among each of you individually, the Company and ERP Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership”), with respect to the issuance and sale by the Company through the Sales Agents, as sales agents, of up to 13,000,000 shares (the “Shares”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”). We are delivering this letter to you at the request of the Company pursuant to [Section 2.02] [Section 4.07] of each of the Sales Agency Financing Agreements.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-190248) for the registration of the Common Shares and certain of its other securities under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement and the Incorporated Documents (as defined below) are hereinafter called, collectively and after giving effect to Rule 412 of the 1933 Act Regulations (as defined below), the “Registration Statement.”

In connection with the issuance and sale of the Common Shares, the Company has prepared (i) a prospectus dated July 30, 2013 (the “Base Prospectus”) and (ii) a prospectus supplement dated July 31, 2013 (the “Prospectus Supplement”). The Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Prospectus.”

As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3; the term “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act; the term “Title 8” means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland; the term “IL Limited Partnership Act” means the Illinois Uniform Limited Partnership Act (2001); and the term “Applicable Laws” means (i) Title 8; and (ii) those laws of the State of Illinois and the State of New York and those federal laws of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Sales Agency Financing Agreements (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws, including, without limitation, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), and the respective rules and regulations thereunder or any antifraud laws or regulations).

As special counsel for the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth in this letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents. As to facts and other matters relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, (a) certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Company, accountants for the Company, and others, and (b) the representations and warranties in the Sales Agency Financing Agreements and the Registration Statement.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company is a real estate investment trust validly existing under and by virtue of Title 8 and is in good standing with the State Department of Assessments and Taxation of Maryland.

2. The Operating Partnership is a limited partnership validly existing and in good standing under the IL Limited Partnership Act.

3. The Company has the real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under each of the Sales Agency Financing Agreements.

4. The Operating Partnership has the limited partnership power and authority to execute, deliver and perform its obligations under each of the Sales Agency Financing Agreements.

5. No consent, approval, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required under Applicable Laws for the execution and delivery by each of the Company and the Operating Partnership of each of the Sales Agency Financing Agreements or the issuance of the Shares by the Company pursuant to, or the performance of the obligations of each of the Company and the Operating Partnership under, each of the Sales Agency Financing Agreements.

6. Each of the Sales Agency Financing Agreements has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

7. The Shares have been duly authorized by the Company for issuance and sale pursuant to the Sales Agency Financing Agreements. When (i) the purchase price or prices for the Shares and the number of Shares (in any case not to exceed 13,000,000 in the aggregate under the Sales Agency Financing Agreements) to be offered and sold from time to time have been duly established and approved by resolutions duly adopted by the Company’s board of trustees or a duly authorized committee thereof (the “Board”), in accordance with the resolutions authorizing the issuance thereof and agreed upon by the Company and the respective purchasers of the Shares, and (ii) the Shares have been issued and delivered by the Company against payment of such purchase price or prices, as the case may be, in accordance with the relevant Sales Agency Financing Agreement, after deduction from such purchase price or prices of the Sales Agent’s commission and such other amounts, if any, as may be deducted therefrom in accordance with such Sales Agency Financing Agreement and resolutions duly adopted by the Board, the Shares will be validly issued, fully paid and nonassessable; provided, that (A) the purchase price per Share paid by purchasers is equal to or in excess of the par value per Common Share and in excess of any minimum purchase price, and within any other parameters, established by the Board and (B) the aggregate number of Shares issued and issuable pursuant to the Sales Agency Financing Agreements, when taken together with the other issued and outstanding Common Shares (including any treasury shares), does not exceed the number of authorized Common Shares set forth in the Articles of Restatement of Declaration of Trust of the Company. The issuance and sale of the Shares pursuant to the Sales Agency Financing Agreements is not subject to any preemptive rights of any securityholder of the Company arising under Title 8 as currently in effect or the Articles of Restatement of Declaration of Trust of the Company or the Seventh Amended and Restated Bylaws of the Company, each as currently in effect.

8. The Registration Statement became effective under the 1933 Act; the Prospectus has been filed pursuant to the 1933 Act Regulations; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending by the Commission.

9. The Registration Statement, as of the date it first became effective, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion in this paragraph 9 with respect to (i) financial statements and schedules and other financial or statistical data derived from financial statements included or incorporated by reference therein or omitted therefrom and (ii) the Incorporated Documents.

10. The documents incorporated by reference in the Prospectus, at the respective times such documents were filed with the Commission, each appeared on its face to be appropriately responsive in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, except in each case that we express no opinion with respect to financial statements and schedules and other financial or statistical data derived from financial statements included or incorporated by reference therein or omitted therefrom.

11. The statements set forth in the Base Prospectus under the heading “Description of Equity Residential Securities — Common Shares,” to the extent such statements purport to describe certain provisions of the Common Shares as set forth in the Articles of Restatement of Declaration of Trust of the Company as currently in effect, accurately describe such provisions in all material respects, except that, we express no opinion in this paragraph 11 to the effect that any Common Shares will be duly authorized, fully paid and nonassessable.

12. The execution, delivery and performance by each of the Company and the Operating Partnership of each of the Sales Agency Financing Agreements and the consummation by each of the Company and the Operating Partnership of the transactions contemplated thereby (i) do not violate any provision of Applicable Laws, and (ii) do not violate any provision of the Articles of Restatement of Declaration of Trust of the Company or the Seventh Amended and Restated Bylaws of the Company or any provision of the Certificate of Limited Partnership of the Operating Partnership or the Sixth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, provided that the Shares are issued and sold in accordance with the proviso to the second sentence of paragraph 7 above, and except that we express no opinion with respect to any indemnification or contribution provisions contained in any of the Sales Agency Financing Agreements.

13. The Company is not required to be registered as an “investment company” within the meaning of the 1940 Act.

In acting as counsel to the Company in connection with the offer and sale of the Shares, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives and counsel, at which conferences certain contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Incorporated Documents and have made no independent check or verification thereof (except as set forth in paragraph 11 above), based upon our participation in such conferences, no facts have come to our attention which have caused us to believe that:

(A) the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to, and within the meaning of, Rule 430B(f) under the 1933 Act Regulations, to be part of and included in the Registration Statement), as of the date of the Sales Agency Financing Agreements and at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(B) the Prospectus, as of the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case that we express no belief and make no statement with respect to financial statements and schedules and other financial or statistical data derived from the financial statements included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

A. The foregoing opinions and other statements are limited to matters arising under the federal laws of the United States of America, the laws of the State of Illinois, the laws of the State of New York and Title 8. We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction or, in the case of Maryland, any other Maryland laws, rules or regulations, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of Illinois or the State of New York, or in each case as to any matters arising thereunder or relating thereto.

B. In rendering our opinion set forth in paragraphs 1 and 2 above, we have relied solely upon a certificate or certificates, as the case may be, of a governmental authority or official dated on or about the date hereof.

C. In rendering our opinion set forth in paragraph 8 above with respect to the effectiveness of the Registration Statement and the filing of the Prospectus, we have relied upon our review of the EDGAR website. In rendering our opinion set forth in paragraph 8 above with respect to the absence of stop orders or proceedings, we have relied solely upon confirmation from the Commission on the date hereof, either via telephonic call with the staff of the Commission or via www.sec.gov.

D. In rendering our opinion set forth in paragraph 13 above, we have relied exclusively, as to all factual matters, on the certificate, dated as of the date of this letter, of Mark J. Parrell, Executive Vice President and Chief Financial Officer of the Company, and Bruce C. Strohm, Executive Vice President, General Counsel and Corporate Secretary of the Company.

E. Any opinion or statement herein which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with the Firm who have had active involvement in representing the Company in connection with the issuance and sale of the Shares and our lawyers who have principal responsibility for representing the Company on other matters in areas relevant to the opinions being rendered or the statements being made, have no current conscious awareness of any facts or information contrary to such opinion or statement. Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this letter.

The opinions expressed and the statements made herein are expressed and made on the date hereof and we assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinions or statements) that may come to our attention after such time.

We call your attention to the fact that, although we represent the Company in connection with the subject transaction, our engagement has been limited to the specific matters as to which we have been consulted.

This letter is being rendered and delivered solely to and for the benefit of the persons to whom it is addressed; accordingly, it may not be delivered to or relied upon by any other person (including, without limitation, any person who acquires the Shares from or through any of the Sales Agents), quoted or filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent, except that Morrison & Foerster LLP may rely upon our opinion set forth in paragraph 6 above to the extent that such opinion relates to the Operating Partnership and matters arising under the laws of the State of Illinois for the sole purpose of rendering its opinion pursuant to [Section 2.02] [Section 4.07] of the Sales Agency Financing Agreements.

Very truly yours,

EXHIBIT C

Form of Tax Opinion of DLA Piper LLP (US), Counsel for EQR

Re:	Tax Opinion — REIT Status

Ladies and Gentlemen:

As counsel for Equity Residential, a Maryland real estate investment trust (“EQR”), we address this letter regarding certain United States federal income tax matters to each of you as the Sales Agents (the “Sales Agents”) named in each of the five sales agency financing agreements dated July 31, 2013 (the “Sales Agency Financing Agreements”) between each of you individually, EQR and ERP Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership”), with respect to the issuance and sale by EQR through or to the Sales Agents, as sales agent, of up to 13,000,000 shares of EQR’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”). This letter is being furnished pursuant to [Section 2.02] [Section 4.07] of each of the Sales Agency Financing Agreements.

EQR has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-190248) for the registration of the Common Shares and certain of its other securities under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement became effective on July 30, 2013. The term “Registration Statement” shall mean, as of any time referred to herein, such registration statement, as amended at such time, including, except as otherwise specified therein, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the date hereof.

In connection with the issuance and sale of the Common Shares, EQR has prepared (i) a prospectus dated July 30, 2013 (the “Base Prospectus”), and (ii) a prospectus supplement dated July 31, 2013 (including all Incorporated Documents, the “Prospectus Supplement”), relating to the Base Prospectus; as used in this letter, the term “Prospectus” shall mean the Base Prospectus and the Prospectus Supplement, including the Incorporated Documents. As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement or Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3.

For purposes of this opinion letter, we have examined copies of the following documents (the “Reviewed Documents”): (i) the Registration Statement and Prospectus; (ii) the Articles of Restatement of Declaration of Trust of EQR, dated December 9, 2004 (“Declaration of Trust”); (iii) the Sixth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “ERP LP Agreement”); and (iv) such other materials and matters as we have deemed necessary for the issuance of this opinion.

In addition, we have relied upon the factual representations and covenants of EQR and, to the extent set forth in the Officer’s Certificate (as hereinafter defined), of [Multifamily Portfolio Partners, Inc., a Delaware corporation, EQR-District Holding, LLC, a Delaware limited liability company, and BEL Residential Properties Trust, a Maryland real estate investment trust (each such entity, along with BEL Multifamily Property Trust, a Maryland real estate investment trust, BEL Communities Property Trust, a Maryland real estate investment trust, and BEL Apartment Properties Trust, a Maryland real estate investment trust, hereinafter referred to as a “Subsidiary REIT”)], contained in EQR’s certificate to us, dated as of the date hereof (the “Officer’s Certificate”), executed by a duly appointed officer of EQR setting forth certain representations and covenants relating to the organization and operation of EQR, the Operating Partnership, the Subsidiary REITs and their respective subsidiaries.

Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Prospectus, or in any other document. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. We are not aware of any facts that are inconsistent with any of the representations made to us in the Officer’s Certificate. Any representation or statement in any document upon which we rely that is made “to the best knowledge of” or otherwise similarly qualified is assumed to be true, correct and complete as if made without such qualification as to knowledge or belief. Any alteration or inaccuracy of such facts, statements, representations or covenants may adversely affect our opinions.

For purposes of our opinion, we have assumed that all of the representations and statements of a factual nature set forth in the documents we reviewed are true, correct and complete, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the United States Department of the Treasury (the “Regulations”) (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof.

In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions set forth herein are based on the correctness of the following specific assumptions:

(i)	EQR, the Operating Partnership, the Subsidiary REITs and their respective subsidiaries will each be operated in the manner described in the Declaration of

Trust, the ERP LP Agreement, and the other organizational documents of each such entity, as the case may be, and all terms and provisions of such agreements and documents will be complied with by all parties thereto;

(ii)	EQR is a duly formed real estate investment trust under the laws of the State of Maryland;

(iii)	The Operating Partnership is a duly organized and validly existing limited partnership under the laws of the State of Illinois; and

(iv)	There will be no change in the applicable laws of the State of Maryland, the State of Illinois, or in the Code, the Regulations, and the interpretations of the Code and such Regulations by the courts and the IRS, after the date of this letter.

With respect to the last assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Furthermore, if the facts vary from those relied upon (including if any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable.

The qualification and taxation of EQR as a real estate investment trust (“REIT”) under the Code will depend upon (i) EQR’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Regulations necessary for an entity to qualify as a REIT and (ii) the satisfaction by each of the Subsidiary REITs of the requirements for qualification and taxation as a REIT. We will not review the operations of EQR or any of the Subsidiary REITs, and no assurance can be given that the actual operations of EQR or any Subsidiary REIT will meet these requirements or the representations made to us with respect thereto.

Based upon and subject to the foregoing, it is our opinion that:

(i)	EQR was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years ended December 31, 1992 through December 31, 2012, and EQR’s current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending after the date of this opinion.

(ii)	Although the discussion set forth in the Base Prospectus under the heading “Federal Income Tax Considerations Related to Common Shares” (as supplemented by the discussion in the Prospectus Supplement under the heading “Supplemental Federal Income Tax Considerations”) does not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership, and disposition of the Common Shares, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the Common Shares, subject to the qualifications set forth therein. The U.S. federal income tax consequences of the ownership and disposition of the Common Shares by an investor will depend upon that investor’s particular situation, and we express no opinion as to the completeness of such discussion as applied to any particular holder.

The foregoing opinion is limited to the matters specifically discussed herein, which are the only matters to which you have requested our opinion. Other than as expressly stated above, we express no opinion on any issue relating to EQR or any investment therein, the Operating Partnership, any Subsidiary REIT, or under any other law.

This opinion should not be construed as or deemed to be a guaranty or insuring agreement. You should be aware that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that any such challenge will not be successful or that a court considering the issues would not hold contrary to the opinions set forth herein.

This opinion is rendered only to you pursuant to [Section 2.02] [Section 4.07] of each of the Sales Agency Financing Agreements, and may not be quoted in whole or in part or otherwise used, circulated or referred to, or be filed with, or furnished to, any other person or entity (including, without limitation, any person who acquires the Common Shares from or through the Sales Agents). This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

* * *

To comply with certain Regulations, we inform you that (i) this opinion was written to support the promotion and marketing by others of the transactions or matters addressed herein, (ii) this opinion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding United States federal tax penalties that may be imposed on such person, and (iii) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

* * *

Very truly yours,

EXHIBIT D

Form of Opinion of Bruce C. Strohm, Executive Vice President,

General Counsel and Corporate Secretary of EQR

Re:	Equity Residential

Up to 13,000,000 Common Shares of Beneficial Interest

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Corporate Secretary of Equity Residential, a Maryland real estate investment trust (the “Company”). I address this letter to each of you as the Sales Agents (the “Sales Agents”) named in each of the five sales agency financing agreements each amended and restated or dated July 31, 2013 (the “Sales Agency Financing Agreements”) among each of you individually, the Company and ERP Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership”), with respect to the issuance and sale by the Company through the Sales Agents, as sales agents, of up to 13,000,000 common shares of beneficial interest, par value $0.01 per share of the Company (the “Common Shares”).

The opinions stated below are based on my participation in the issuance and sale of the Common Shares and I have relied to the extent I deemed appropriate, as to various questions of fact material to such opinions, upon the representations made by the Company and the Operating Partnership in each of the Sales Agency Financing Agreements and upon certificates of officers of each of the Company and the Operating Partnership. In rendering the opinions expressed below, I am familiar with the actions taken by the Company in respect thereof and have examined originals or certified or attested copies of the Articles of Restatement of Declaration of Trust of the Company and the Seventh Amended and Restated Bylaws of the Company and the charters, limited liability company agreements, limited partnership agreements and by-laws, as applicable, of the Subsidiaries, including the Operating Partnership, and such other certificates, records or documents as I have deemed necessary to enable me to render this opinion letter.

For purposes of this opinion letter, the following terms shall have the following meanings:

“Base Prospectus” shall mean the prospectus dated July 30, 2013 included in the Registration Statement, including the Incorporated Documents.

“Incorporated Documents” when used with respect to the Registration Statement, or Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3.

“Prospectus” shall mean the Prospectus Supplement, together with the Base Prospectus.

“Prospectus Supplement” shall mean the Company’s prospectus supplement dated July 31, 2013 (including all Incorporated Documents), specifically relating to the Common Shares and the Base Prospectus.

“Registration Statement” shall mean, as of any time referred to herein, the Company’s registration statement on Form S-3 (Registration No. 333-190248 filed with the Commission on July 30, 2013, which registration statement became effective on July 30, 2013), as amended at such time, including all exhibits thereto (but excluding Form T-1) and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and any prospectus supplement relating to the Common Shares that was filed with the Commission and deemed to be part of and included in the Registration Statement pursuant to Rule 430B(f)(1) under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X under the Securities Act.

Capitalized terms not otherwise defined herein are defined as set forth in each of the Sales Agency Financing Agreements.

Pursuant to the requirements of [Section 2.02] [Section 4.07] of each of the Sales Agency Financing Agreements, this will advise you that in the opinion of the undersigned:

1. To my knowledge, each of the Company and the Operating Partnership is duly qualified and in good standing and authorized to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

2. Each of the Company’s Subsidiaries has been duly incorporated or formed and is validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and, to my knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be validly existing, so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock, limited liability company interests and partnership interests of each Subsidiary have been duly authorized and validly issued, are, in the case of shares of capital stock, fully paid, and with respect to the shares of capital stock, limited liability company interests, and partnership interests of each Subsidiary owned by the Company, the Operating Partnership or another subsidiary of the Company or the Operating Partnership, are owned by the Company, the Operating Partnership or another subsidiary of the Company or the Operating Partnership, to my knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where any such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not have a Material Adverse Effect. None of the outstanding shares of capital stock, limited liability company interests or partnership interests of any Subsidiary were issued in violation of statutory preemptive rights or, to my knowledge, contractual rights of any security holder of such Subsidiary to subscribe for more shares of capital stock, limited liability company interests or partnership interests, except where such violation would not have a Material Adverse Effect.

3. The execution and delivery by each of the Company and the Operating Partnership of each of the Sales Agency Financing Agreements, the issuance of the Common Shares by the Company, and the performance of the obligations of each of the Company and the Operating Partnership, under each of the Sales Agency Financing Agreements and the consummation by each of the Company and the Operating Partnership of the transactions contemplated thereby, will not, to my knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any material agreement or other instrument that is binding upon the Company or any of its Subsidiaries, or to which any of their properties or assets is subject.

4. To my knowledge, there are no (A) legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (B) statutes, regulations, contracts, indentures, mortgages, loan agreements, notes, leases, instruments or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

5. The statements set forth in the Company’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended [December 31, 2012] [and the Company’s and the Operating Partnership’s combined Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013] under the heading “Legal Proceedings,” insofar as such statements purport to summarize certain legal matters, documents or proceedings or legal conclusions, to my knowledge, fairly summarize in all material respects the matters therein described.

This opinion letter is limited to Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, those laws of the State of Illinois that are normally applicable to transactions of the type contemplated by the Sales Agency Financing Agreements and the federal laws of the United States of America. In rendering my opinions regarding due qualification, valid existence and good standing set forth in paragraphs 1 and 2 above, I have relied solely upon certificates of governmental authorities or officials or information relating to the existence and good standing of the Company and the Operating Partnership obtained from the official website of the applicable governmental authority or official in states in which the Company or the Operating Partnership are incorporated in or conduct their business. This opinion letter is based on the law in effect, and the facts and circumstances existing, on the date of this letter. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to my attention with respect to the opinions and statements expressed above, including any changes in applicable law which may hereafter occur.

This opinion letter is being rendered and delivered solely to and for the benefit of the persons to whom it is addressed; accordingly, it may not be delivered to or relied upon by any other person (including, without limitation, any person who acquires the Common Shares from or through any of the Sales Agents), quoted or filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without my prior written consent.

Very truly yours,

Bruce C. Strohm
Executive Vice President, General Counsel and Corporate Secretary

SCHEDULE 1

EQUITY RESIDENTIAL

David Neithercut

Title:	Chief Executive Officer
Telephone:	(312) 928-1009
Facsimile:	(312) 526-9250
E-mail:	dneithercut@eqrworld.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Mark J. Parrell

Title:	Chief Financial Officer
Telephone:	(312) 928-1168
Facsimile:	(312) 526-9252
E-mail:	mparrell@eqrworld.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Robert Garechana

Title:	Treasurer
Telephone:	(312) 928-1239
Facsimile:	(312) 526-9216
E-mail:	rgarechana@eqrworld.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Michael Gast

Title:	Assistant Treasurer
Telephone:	(312) 928-1290
Facsimile:	(312) 526-9258
E-mail:	mgast@eqrworld.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

MERRILL LYNCH

Thomas Opladen

Title:	Associate
Telephone:	(646) 855-8900
Facsimile:	(415) 835-2514
E-mail:	thomas.j.opladen_jr@baml.com
Address:	One Bryant Park
New York, New York 10036

Sch. 1 – Page 1